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                                                                   EXHIBIT 10.17

                                 FEE AGREEMENT

     This Agreement entered into by and between Enventures Capital, LLC, a Massachusetts company, (hereinafter referred to as "ECAP") and Probex Corp., (hereinafter referred to as "Probex"). ECAP and Probex are referred to collectively as the "Parties."

     In consideration of the mutual covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Probex hereby grants ECAP the right to procure funding from Provident Financial ("Investor") for a period of 180 days following the date of this Agreement. In the event Probex accepts any funding offered from the above mentioned Investor during said time period and enters into a funding agreement and funds are disbursed from the Investor to Probex, Probex agrees to pay ECAP, at the closing, a fee of three percent (3%) of the amount of funding provided by the Investor, payable in cash, and options to purchase Probex common stock at a strike price of 10% under the moving thirty (30) day exchange closing price as of the date of this agreement by the dollar equivalent of three percent (3%) of the funding. Parties agree that Probex will pay no further fees (either to ECAP or Investor) beyond those outlined above for funding from Investor.

     2. Probex will provide ECAP with all necessary information and material as necessary for procuring such funding.

     3. Each of the parties hereto acknowledges the proprietary nature and value of their respective business information and contacts. Each party represents, warrants and covenants that neither Party nor such Party's affiliates, employees, agents and representatives shall disclose to any other party or use for any purpose, other than as contemplated hereunder, any confidential or proprietary information in any form provided by or obtained from the other Party relating to its business, including, without limitation, its financial models, business plans, projects, customers, contacts and technical or financial information. All material provided to ECAP by Probex shall remain the property of Probex and shall be returned to Probex upon request.

     4. ECAP shall be held harmless for the actions of a potential Investor that threatens, or results in, damages or injury to Probex.

     5. This Agreement shall bind and inure to the benefit of the heirs, executors, successors and assigns of the Parties hereto.

     IN WITNESS WHEREOF, the Parties have executed this Agreement this 17th day of January, 2000.

     Enventures Capital, LLC:            Probex Corp.


      /s/ ROBERT FOXEN                    /s/  BRUCE A. HALL
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     Robert J. Foxen                     Bruce A. Hall, Chief Financial Officer


      /s/ ROBERT FOXEN                    /s/  BRUCE A. HALL
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     Signature                           Signature